Exhibit 10.1

Amendment to the Wayside Technology Group, Inc. 2012 Stock-Based Compensation Plan

Section 5(a) of the Wayside Technology Group, Inc. 2012 Stock-Based Compensation Plan is amended and restated as follows:

“(a)                           Subject to the following provisions of this Section, the maximum number of shares that may be delivered to Participants (or, if applicable, their heirs, legatees or permitted transferees) under the Plan shall not exceed 1,000,000 shares of Common Stock. Any shares issued under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.”